UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

(Exact name of Registrant as specified in its Charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona	85008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On March 22, 2019, Mobile Mini, Inc. (“Mobile Mini”) and certain of its subsidiaries entered into that certain Second Amended and Restated ABL Credit Agreement dated as of March 22, 2019 (the “2nd A&R Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”), as administrative agent, and the other lenders party thereto. The 2nd A&R Credit Agreement amends, restates and replaces Mobile Mini’s existing Amended and Restated ABL Credit Agreement dated as of December 14, 2015 (the “Existing Credit Agreement”) with Deutsche Bank, as administrative agent, and the other lenders party thereto.

The 2nd A&R Credit Agreement provides for a five year, $1 billion first lien senior secured revolving credit facility, which is for borrowing in U.S. Dollars (the “U.S. Subfacility”), in Pounds Sterling and Euros (the “U.K. Subfacility”), and in Canadian Dollars (the “Canadian Subfacility”). The U.S. Subfacility is subject, among other things, to the terms of a borrowing base calculated as a discount to the value of certain pledged U.S. collateral; the U.K. Subfacility is subject to a similar borrowing base that includes certain pledged U.K. collateral; and the Canadian Subfacility is subject to a similar borrowing base that includes certain pledged Canadian collateral. Under the terms of the 2nd A&R Credit Agreement, certain real property will require an appraisal before the value can be considered in the borrowing base of the respective subfacilities. All three borrowing bases are subject to certain reserves and caps customary for financings of this type. The 2nd A&R Credit Agreement has an accordion feature that permits, under certain conditions, an increase of up to $500 million of additional commitments. If at any time the aggregate amounts outstanding under the subfacilities exceed the respective borrowing base then in effect, a prepayment of an amount sufficient to eliminate such excess is required to be made. Mobile Mini has the right to prepay loans under the 2nd A&R Credit Agreement in whole or in part at any time. All amounts borrowed under the 2nd A&R Credit Agreement must be repaid on or before March 22, 2024. The 2nd A&R Credit Agreement also provides for the issuance of irrevocable standby letters of credit by U.S. lenders in amounts totaling up to $50 million, by U.K.-based lenders in amounts totaling up to $20 million and by Canadian-based lenders in amounts totaling up to $20 million.

Loans made under the U.S. Subfacility will bear interest at a rate equal to, at Mobile Mini’s option, either (a) the London interbank offered rate (“LIBOR”) plus an applicable margin (“LIBOR Loans”) or (b) the prime rate plus an applicable margin (“Base Rate Loans”). With some exceptions, Mobile Mini may freely convert LIBOR Loans to Base Rate Loans and vice versa. Loans made under the U.K. Subfacility denominated in Pounds Sterling will bear interest at a rate equal to the LIBOR plus an applicable margin and loans denominated in Euros will bear interest at a rate equal to the Euro interbank offered rate (“EURIBOR”) plus an applicable margin. Loans made under the Canadian Subfacility will bear interest at a rate equal to, at Mobile Mini’s option, either (i) the Canadian prime rate plus an applicable margin (“Canadian Prime Rate Loans”) or (ii) the Canadian Dollar bankers’ acceptance rate (“B/A Rate”) plus an applicable margin (“Canadian LIBOR Loans”). With some exceptions, Mobile Mini may freely convert Canadian Prime Rate Loans to Canadian LIBOR Loans and vice versa. The initial applicable margin for loans under the U.S. Subfacility will be 0.50% with respect to Base Rate Loans and 1.50% with respect to LIBOR Loans. For loans under the U.K. Subfacility, the initial applicable margin will be 1.50%; and for loans under the Canadian Subfacility, the initial applicable margin will be 0.50% for Canadian Prime Rate Loans and 1.50% for Canadian LIBOR Loans. The applicable margins will be readjusted quarterly based upon Mobile Mini’s daily average total borrowing availability. Mobile Mini will also be required to pay an unused line fee in respect of the unutilized commitments under the 2nd A&R Credit Agreement at a fee rate of 0.225% per annum, as well as customary letter of credit fees.

Ongoing extensions of credit under the 2nd A&R Credit Agreement are subject to customary conditions, including sufficient availability under the respective borrowing base. The 2nd A&R Credit Agreement also contains covenants that require Mobile Mini to, among other things, periodically furnish financial and other information to the various lenders. The 2nd A&R Credit Agreement contains customary negative covenants applicable to Mobile Mini and its subsidiaries, including negative covenants that restrict the ability of such entities to, among other things, (i) allow certain liens to attach to Mobile Mini or subsidiary assets, (ii) repurchase or pay dividends or make certain other restricted payments on capital stock and certain other securities, or prepay certain indebtedness, (iii) incur additional indebtedness or engage in certain other types of financing transactions, and (iv) make acquisitions or other investments. In addition, Mobile Mini must comply with a minimum fixed charge coverage ratio of 1.00 to 1.00 as of the last day of each quarter, upon specified excess availability under the 2nd A&R Credit Agreement falling below the greater of (y) $90 million and (z) 10% of the lesser of the then total revolving loan commitment and aggregate borrowing base.

The U.S. Subfacility is guaranteed by Mobile Mini and certain of its domestic subsidiaries on the closing date. The U.K. Subfacility and the Canadian Subfacility are guaranteed by Mobile Mini and certain of its domestic and foreign subsidiaries on the closing date. The U.S. Subfacility is secured by a first priority lien on substantially all assets of Mobile Mini and the guarantors of such subfacility; the U.K. Subfacility is secured by a first priority lien on substantially all of the assets of the borrowers and the guarantors of such subfacility; and the Canadian Subfacility is secured by a first priority lien on substantially all of the borrowers and the guarantors of such subfacility.

The 2nd A&R Credit Agreement also includes other covenants, representations, warranties, indemnities, and events of default that are customary for facilities of this type, including events of default relating to a change of control of Mobile Mini.

The foregoing description of the 2nd A&R Credit Agreement is qualified in its entirety by the 2nd A&R Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 22, 2019, Mobile Mini entered into the 2nd A&R Credit Agreement. The description of the 2nd A&R Credit Agreement set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 8.01   Other Events.

Press Release

On March 25, 2019, Mobile Mini issued a press release announcing that it had entered into the 2nd A&R Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated ABL Credit Agreement, dated March 22, 2019, among Mobile Mini, Inc., Deutsche Bank AG New York Branch, and the other parties party thereto.

99.1	Press Release, dated March 25, 2019, issued by Mobile Mini, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2019

MOBILE MINI, INC.

/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel